Exhibit G

Articles of Incorporation September 3, 2003

TEXAS COMPTROLLER OF PUBLIC ACCOUNTS
SUSAN COMBS • COMPTROLLER • AUSTIN, TEXAS 78774

October 6, 2009

CERTIFICATE OF ACCOUNT STATUS

THE STATE OF TEXAS
COUNTY OF TRAVIS

I, Susan Combs, Comptroller of Public Accounts of the State of Texas, DO HEREBY CERTIFY that according to the records of this office

EVERYBODY'S PHONE COMPANY

is, as of this date, in good standing with this office having no franchise tax reports or payments due at this time. This certificate is valid through the date that the next franchise tax report will be due May 17, 2010.

This certificate does not make a representation as to the status of the entity's registration, if any, with the Texas Secretary of State.

This certificate is valid for the purpose of conversion when the converted entity is subject to franchise tax as required by law. This certificate is not valid for any other filing with the Texas Secretary of State.

GIVEN UNDER MY HAND AND
SEAL OF OFFICE in the City of
Austin, this 6th day of
October 2009 A.D.

Susan Combs
Texas Comptroller

Taxpayer number: 32012233246
File number: 0800241792

Form 05-304 (Rev. 12-07/17)

Corporations Section
P.O.Box 13697
Austin, Texas 78711-3697

Geoffrey S. Connor
Secretary of State

Office of the Secretary of State

CERTIFICATE OF INCORPORATION OF

EVERYBODY'S PHONE COMPANY

Filing Number: 800241792

The undersigned, as Secretary of State of Texas, hereby certifies that Articles of Incorporation for the above named corporation have been received in this office and have been found to conform to law.

Accordingly, the undersigned, as Secretary of State, and by virtue of the authority vested in the Secretary by law, hereby issues this Certificate of Incorporation.

Issuance of this Certificate of Incorporation does not authorize the use of a name in this state in violation of the rights of another under the federal Trademark Act of 1946, the Texas trademark law, the Assumed Business or Professional Name Act, or the common law.

Dated: 09/02/2003

Effective: 09/02/2003

Geoffrey S. Connor
Secretary of State

FILED
In the Office of the
Secretary of State of Texas
SEP 02 2003
Corporations Section

STATE OF TEXAS
ARTICLE OF INCORPORATION
Pursuant to article 3.02
Texas Business Corporation Act

1. Name of Corporation: EVERYBODY'S PHONE COMPANY
2. Period of the Corporation will be perpetuity.
3. EVERYBODY'S PHONE COMPANY will engage in the lawful business of distributing and selling various telecommunication technology, both wholesale and retail.
4. EVERYBODY'S PHONE COMPANY is authorized to issue 100,000,000 shares of class "A" common stock at a par value of .001 (one thousand)cent each, and 10,000,000 shares of Preferred Stock at a par value of $ 1.00 dollar each.
5. The Corporation will not commence business until it has received for the issuance of its shares consideration of value of a stated sum which shall be at least one thousand dollars ($ 1,000), consisting of money, labor done, or property actually received.
6. The "registered agent" of the Corporation is Steven H. Bethke.
   The "registered office" is located at 5935 Rutherglenn, Houston, Texas 77096
7. The Corporation will have three directors.

Steven H. Bethke	Norman George	Kim T. Peterson
2211 S Kirkwood #20	2211 S. Kirkwood #20	2211 S. Kirkwood #20
Houston, Texas 77077	Houston, Texas 77077	Houston, Texas 77077

8. The incorporator of EVERYBODY'S PHONE COMPANY is:
   Steven H. Bethke
   2211 S Kirkwood # 20
   Houston, Texas 77077

Signed this 2nd of September, 2003 by

Steven H. Bethke